Exhibit 4.15

Translation

SUPPLEMENTARY AGREEMENT (20) TO POLYSILICON SUPPLY CONTRACT

Party A’s Contract No.: TCZ-A1130-0803-CGC-120-2013-S1

Party B’s Contract No.: SSC000119

This Agreement is entered into by and between the following two parties in Changzhou, China on March 8, 2013:

Party A: Changzhou Trina Solar Energy Co., Ltd.

Address: No.2 Tianhe Road, Trina PV Industrial Park, Xinbei District, Changzhou, Jiangsu

Party B: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

Address: No.66 Yangshan Road, Xuzhou Economic Development Zone, Jiangsu

Whereas, Party A and Party B signed a Polysilicon Supply Contract regarding the purchase of silicon and reached a number of supplementary agreements thereafter (see Appendix I for details, the foregoing contract and agreements hereinafter collectively referred to as the “Original Contract”), and both parties wish to seek further and full-spectrum cooperation in terms of joint development of solar energy business. Both parties hereby enter into the following supplementary agreement (this “Agreement”) regarding such matters as the prices, quantities, offset of advance payment, etc. of the silicon to be purchased for mutual compliance:

Clause 1.                                             Arrangements for Purchase of Silicon in 2013

Party A and Party B agree to reach the following latest arrangements in terms of the quantities and offset of advance payment for the silicon to be purchased in 2013:

1.1.                            Arrangements for the Purchase Quantities

1.1.1.                  The annual quantity of silicon to be purchased by Party A from Party B in 2013 is 1500 tons.

Based on the annual purchase quantity, both parties have reached the following agreement on the revision of monthly purchase quantities (the “Annual Purchase Schedule”) through equal and voluntary consultation:

Year 2013	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Quantity of polysilicon (ton)	150	150	150	150	150	150	150	150	150	150	1500

1.1.2.                  Party A shall, based on the Annual Purchase Schedule, provide Party B with a written purchase plan for the following month before the 24th day of each month (inclusive, and in case such day falls on a national holiday or weekend, such day can be postponed to the first working day thereafter), following the principal that the monthly purchase quantity shall be proportionately apportioned to each week. The annual total purchase quantity shall not be lower than the purchase quantity set out in Clause 1 of this Agreement. Party A agrees that, in absence of any clarification of weekly purchase quantity in the monthly purchase plan, Party B can make the weekly delivery in a quantity evenly apportioned from the monthly purchase quantity. For avoidance of any dispute, both parties agree that, if Party A fails to provide Party B with the purchase plan as provided or agreed in this clause before the 24th day of each month, Party B will be entitled to:

(1)                                 deliver the goods in such monthly purchase quantity as set out in Clause 1.1.1, and Party A shall not reject such delivery;

(2)                                 suspend any delivery of goods to Party A if Party A still fails to provide the purchase plan before the last five days of the following month (regardless whether or not such day is a working day), and Party A will be deemed to reject the delivery of goods in such quantity to be purchased for this month as set out in Clause 1.1.1 (i.e. Party A is deemed to reject to take the delivery of goods).

1.2.                            Arrangements for Offset of Advance Payment

1.2.1.                  Prior to the date of this Agreement. i.e. by December 31, 2012, pursuant to the Original Contract signed by Party A and Party B, the balance of the advance payment for silicon made by Party A to Party B that is yet to be offset is RMB [****]† (RMB [****]†). Starting from January 2013, a monthly amount of RMB [****]† (RMB [****]†) shall be offset against the purchase prices payable for the monthly purchase quantity of the current month until the advance payment is offset to zero.

1.2.2.                  The monthly offset from the advance payment shall be conditional upon Party A’s completion of the purchase quantity for such month as agreed in this Agreement and payment of the price for such order within the agreed timeframe (Note: for the purpose of monthly offset from the advance payment, both parties confirm that ‘the payment of the price” as mentioned in the last sentence shall refer that Party A completes the payment equaling “the purchase price for the current month minus the amount to be offset from the advance payment for the current month” within the agreed timeframe).

1.2.3.                  If the purchase quantity of any month is lower than the delivery quantity as provided in the Annual Purchase Schedule in Clause 1.1.1, or if the purchase price for such month is not paid in full, then no offset can be made from the advance payment for such month. Notwithstanding the foregoing provisions, in case that the annual quantity of silicon purchased by Party A throughout 2013 reaches the total delivery quantity of 1500 tons (including the quantity of silicon purchased in January and February 2013), and that Party A has no payment outstanding to Party B and overdue for more than 30 days, Party B shall allow Party A to offset the purchase prices from the full amount of advance payment for 2013, i.e. RMB [****]† (RMB [****]†) in total.

1.3.                            Price Negotiation Mechanism

1.3.1.                  The prices of silicon: Party B shall offer prices with a competitive edge with reference to the market prices of the current month. Both parties shall negotiate the monthly purchase price on a monthly basis. If both parties has reached an agreement on the price and confirmed the monthly purchase quantity (including as confirmed through supplementary agreement), then the price shall remain unchanged. If both parties fail to reach an agreement on the purchase price for the following month by the 20th day of the each month, Party B shall implement the order for the following month at “the most favorable price” for the similar product that is offered to the bulk purchase customers (each of whose sales volume as of the last week of the previous month is over 100 tons) in the last week of previous month, and Party B shall guarantee that Party A enjoys the most favorable price among all the transactions with sales volume over 100 tons in the current month. If Party A has any objection to the aforementioned prices, both parties may jointly select a third party with audit qualifications in the PRC to audit and determine such “most favorable prices”, whose conclusion shall be binding upon both parties. Such audit agency shall keep the information submitted by Party B confidential. If there are more transactions of other types of silicon between both parties, the same pricing method as provided herein shall apply.

†                 This portion of the Supplementary Agreement (20) to Polysilicon Supply Agreement has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2 under the Exchange Act of 1934.

1.3.2.                  Any failure to reach agreement on the purchase price within the prescribed timeframe or any objection of Party A against Party B on the above most favorable price in any one month shall not affect the purchase, sales and actual delivery of goods between both parties in the following month. The final settlement price after the delivery is made and taken shall be determined under the aforementioned price negotiation mechanism. In case an audit is required by both parties as set out in Clause 1.3.1, the purchase, delivery and payment of price between both parties shall not be affected during the audit period.

1.3.3.                  Unless otherwise agreed by both parties, both parties agree that the price negotiation mechanism shall take effect as from the date of this Agreement to December 31, 2016.

1.4.                            Arrangements for Payment

The time and way of payment for the payable purchase price as described above shall be separately negotiated by both parties and agreed in written form.

1.5.                            In case that Party A, following the execution of this Agreement, needs to further purchase silicon apart from the annual supply quantity for 2013 as set forth in Clause 1.1.1, Party A shall give priority to purchase from Party B, provided that both the price and quality of Party B’s goods are competitive in the market.

Clause 2.                                             Liability for Breach of Contract

2.1.                            Party A’s Liability

2.1.1.                  Liability for overdue payment: If Party A does not make the payment when due and still fails to make the payment in full within 10 days after the agreed payment term, Party A shall be liable for liquidated damages in a daily amount of 0.1% of the overdue payment amount. Such liquidated damages shall be calculated from the date on which the payment becomes overdue to the date on which such overdue payment is made in full. If Party A’s payment is overdue for more than 30 days, (1) Party B is entitled to terminate this Agreement unilaterally; (2) Party B shall require Party A to assume liabilities pursuant to the Original Contract; and (3) in addition to the aforesaid liquidated damages for the daily overdue payment (calculated from the termination date of this Agreement), Party A shall pay off the outstanding amount and be liable for the liquidated damages in an amount of 15% of the total overdue payment.

2.1.2.                  Liability for rejection of goods: If Party A fails to take the delivery of goods after Party B delivers the purchased goods as agreed in this Agreement (which shall be deemed as rejection of goods), relevant risks associated with such goods shall be transferred to Party A. If Party A fails to pay off the payment for the relevant goods and take the delivery of such goods from Party B’s warehouse (if Party B has delivered the goods) within 3 working days after the rejection of goods, Party A shall be liable for the overdue payment as required by Clause 2.1.1, and pay for the relevant warehouse and labor management costs. In addition, Party B shall also be entitled to resell to a third party or take hold of the goods rejected by Party A or temporarily store the goods in Party B’s warehouse. In addition to the liabilities for overdue payment and warehouse and labor management costs, all the losses suffered by Party B as a result of such taking hold or reselling (where goods are resold in a lower price, the resale price shall be deemed reasonable if it is 20% lower than the price agreed by both parties) or temporary storing shall be indemnified by Party A.

2.1.3.                  If the way of delivery is adjusted to fetching goods by Party A itself, the liabilities of Party A for rejection to fetch goods shall be subject to Clause 2.1.2.

2.2.                            Party B’s Liability

2.2.1.                  If Party B fails to perform its obligation of delivering goods as scheduled and still fails to make the delivery within 10 days after the date on which delivery falls due, Party B shall be liable for delayed delivery to Party A with an amount of 0.1% of the payment for such delayed goods for each day overdue. Such liquidated damages shall be calculated from the date on which delivery becomes overdue to the date on which goods are completely delivered.

2.2.2.                  If the goods delivered by Party B fail to meet the requirements as provided in this Agreement and the Original Contract, Party A shall be entitled to require Party B to replace the goods with such goods consistent with the specifications as agreed in this Agreement, and the transportation fee and other costs incurred thereby shall be assumed by Party B.

Clause 3.                     Miscellaneous

3.1.                            Party A and Party B reaffirm that the purchase price temporarily set out in Appendix (B-3) to the Supplementary Agreement (4) to Polysilicon Supply Contract dated March 29, 2010 is merely pro forma price, and that the actual purchase price for contract performance shall be determined by both parties as agreed in this Agreement when signing monthly or weekly orders or supplementary agreements. Party B and Party A reaffirm that the agreement on keeping the total amount of the Original Contract unchanged set forth in Clause 1 to Supplementary Agreement (2) to Polysilicon Supply Contract dated August 24, 2009 and Clause 3.3 of the Supplementary Agreement (4) to Polysilicon Supply Contract dated March 29, 2010 shall not be binding on both parties.

3.2.                            If there are any discrepancies or conflicts between the Original Contract and this Agreement, this Agreement shall prevail. Any matters not covered by this Agreement shall be subject to the Original Contract.

3.3.                            Any dispute arising out of the Original Contract and this Agreement shall be resolved by both parties through friendly consultation; if no resolution can be reached through consultation, both parties agree to refer such dispute to China International Economic and Trade Arbitration Commission Shanghai Sub-Commission for settlement by arbitration.

3.4.                            This Agreement shall take effect after being sealed by both parties.

3.5.                            This Agreement shall be executed in four original copies, of which Party A and Party B shall each keep two copies. Each copy shall have the same legal effect.

(No Text Below)

Party A:                                                Changzhou Trina Solar Energy Co., Ltd. (Seal)

Legal Representative or Authorized Representative (Signature):

[Company Seal is Affixed]

Party B:                                                Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd. (Seal)

Legal Representative or Authorized Representative (Signature):

[Company Seal is Affixed]

Appendix I            List of Polysilicon Supply Agreement and the Supplementary Agreements and Memorandums

No.	Date of Execution	Contract Title	Party A’s Contract No.
1	Mar 29, 2008	Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-0
2	Aug 19, 2008	Supplementary Agreement (1) to Polysilicon Original Contract and Supplementary Agreements	TCZ-A1130-0803-CGC-120-0
3	Aug 2008	Supplementary Amendment to Supplementary Agreement (1) to Polysilicon Original Contract and Supplementary Agreements
4	Dec 8, 2008	Memorandum
5	Jan 21, 2009	Memorandum
6	Apr 1, 2009	Contract Performance Memorandum
7	May 4, 2009	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-C
8	Jul 20, 2009	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-D
9	Jul 25, 2009	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-E
10	Jul 31, 2009	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-F
11	Aug 24, 2009	Supplementary Agreement (2) to Polysilicon Original Contract and Supplementary Agreements	TCZ-A1130-0803-CGC-120-0
12	Oct 26, 2009	Supplementary Agreement (3) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-G
13	Nov 20, 2009	Contract Performance Memorandum 09-12	TCZ-A1130-0803-CGC-120-H
14	Dec 15, 2009	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-J
15	Jan 12, 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-K
16	Feb 23, 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-L
17	Mar 29, 2010	Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-0
18	Apr 2010	Memorandum (1) to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-0
19	Apr 2, 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-M
20	Apr 26, 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-N
21	May 14, 2010	Memorandum (2) to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2
22	Jul 7, 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-O
23	Jul 29, 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-P
24	Jul 30, 2010	Memorandum (3) to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-3
25	Aug 24, 2010	Memorandum (4) to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-4
26	Aug 30, 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-Q
27	Sep 29, 2010	Supplementary Agreement (5) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-5
28	Oct 16, 2010	Supplementary Agreement (6) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-R
29	Oct 30, 2010	Supplementary Agreement (7) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-S
30	Dec 30, 2010	Supplementary Agreement (8) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-6
31	Dec 3, 2010	Supplementary Agreement (9) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-T

No.	Date of Execution	Contract Title	Party A’s Contract No.
32	Jan 11, 2011	Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-7
33	Dec 28, 2010	Supplementary Agreement (11) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-U
34	Jan 26, 2011	Supplementary Agreement (12) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2011-1
35	Apr 2, 2011	Supplementary Agreement (13) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2011-2
36	Apr 28, 2011	May 2011 Memorandum to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2011-3
37	Jun 7, 2011	Memorandum (1) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-8
38	Jun 21, 2011	Memorandum (2) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-9
39	Jun 21, 2011	Memorandum (3) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-10
40	Jun 24, 2011	June 2011 Memorandum to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2011-4
41	Jul 25, 2011	Memorandum (4) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-11
42	Oct 14, 2011	Memorandum (5) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-13
43	Oct 18, 2011	October 2011 Memorandum to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2011-5
44	Oct 31, 2011	Memorandum (6) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-14
45	Nov 8, 2011	Memorandum (7) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-15
46	Nov 14, 2011	Memorandum (8) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-16
47	Dec 25, 2011	Memorandum (9) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-17
48	Dec 25, 2011	Memorandum (10) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-18
49	Jan 5, 2012	Memorandum (11) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-19
50	Jan 11, 2012	Memorandum (12) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-20
51	Feb 6, 2012	Memorandum (13) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-21
52	Feb 22, 2012	Memorandum (14) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-22
53	Mar 2, 2012	February 2012 Memorandum to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-1
54	Mar 19, 2012	Memorandum (15) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-23
55	Mar 22, 2012	Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3
56	Mar 22, 2012	Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-2

No.	Date of Execution	Contract Title	Party A’s Contract No.
57	Mar 26, 2012	Memorandum (1) to Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-1
58	Mar 28, 2012	March 2012 Memorandum to Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-4
59	Apr 28, 2012	April 2012 Memorandum to Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-5
60	Apr 30, 2012	Memorandum (2) to Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-2
61	May 14, 2012	Memorandum (3) to Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-3
62	May 28, 2012	May 2012 Memorandum to Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-6
63	Jun 1, 2012	Memorandum (4) to Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-4
64	Jun 7, 2012	April and May 2012 Memorandum Supplementary Agreement to Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-7
65	Jun 11, 2012	Memorandum (5) to Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-5
66	Jul 1, 2012	Silicon Material Memorandum on Modification of Polysillicon Specifications in the Order of May 2012	TCZ-A1130-0803-CGC-120-2012-6-A
67	Jul 1, 2012	June 2012 Memorandum to Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-8
68	Jul 9, 2012	Memorandum (6) to Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-6
69	Aug 10, 2012	Memorandum (7) to Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-7
70	Aug 16, 2012	July 2012 Memorandum to Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-9
71	Aug 16, 2012	August 2012 Memorandum to Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-9-A
72	Aug 28, 2012	Memorandum (8) to Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-8
73	Oct 26, 2012	Supplementary Agreement (18) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-10
74	Oct 26, 2012	Supplementary Agreement (17) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-9
75	Oct 29, 2012	Agreement on Creditor’s Right Transfer and Set-off	TCZ-A1130-0803-CGC-120-2012-3-9-A
76	Oct 31, 2012	November 2012 Memorandum to Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-11
77	Jan 31, 2013	[February 2013] Memorandum to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2013-W1
78	Feb 28, 2013	[March 2013] Memorandum to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2013-W2